UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 7, 2016
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 7, 2016, we amended the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to all types of awards granted under the plan from 1,400,000 to 2,700,000 shares. The plan amendment was adopted by our Board of Directors on March 22, 2016, and approved by our stockholders at the 2016 annual meeting of stockholders held on June 7, 2016. The number of shares available for award under the plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan.
A copy of Amendment No. 1 to the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan is attached as Exhibit 10.2 to our Registration Statement on Form S-8 (File No.: 333-211893) filed with the Securities and Exchange Commission on June 7, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 7, 2016, Resonant Inc. held its 2016 annual meeting of stockholders in Goleta, California. At the annual meeting, there were 7,407,097 shares entitled to vote, and 6,785,934 shares (91.6%) were represented at the meeting in person or by proxy.
At the annual meeting, Janet Cooper, Michael Fox, George Holmes, Robert Hammond, Thomas Joseph, Richard Kornfeld, Terry Lingren and John Major were elected directors by a plurality of the votes. Also at the annual meeting, our stockholders voted to approve an amendment of the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 1,400,000 to 2,700,000 shares, and voted to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
At the annual meeting, our stockholders also voted on a proposal to approve an amendment of our amended and restated certificate of incorporation to provide that special meetings of stockholders of Resonant shall be called by our secretary upon the written request of one or more stockholders holding shares in the aggregate entitled to cast not less than 25% of the votes at the special meeting. For approval, this proposal required the affirmative vote at the annual meeting of at least 66 2/3% of our outstanding shares as of the record date for the meeting. The proposal did not receive the requisite votes for its approval and will not be implemented.
The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.
Proposal to elect of Janet Cooper, Michael Fox, George Holmes, Robert Hammond, Thomas Joseph, Richard Kornfeld, Terry Lingren and John Major as directors to hold office until the 2017 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Janet Cooper	3,566,554	272,100	2,947,280
Michael Fox	3,539,645	299,009	2,947,280
George Holmes	3,785,126	53,528	2,947,280
Robert Hammond	3,823,099	15,555	2,947,280
Thomas Joseph	3,824,799	13,855	2,947,280
Richard Kornfeld	3,791,895	46,759	2,947,280
Terry Lingren	3,576,658	261,996	2,947,280
John Major	3,814,795	23,859	2,947,280

2.
Proposal to approve an amendment of our amended and restated certificate of incorporation to provide that special meetings of stockholders of Resonant shall be called by our secretary upon the written request of one or more stockholders holding shares in the aggregate entitled to cast not less than 25% of the votes at the special meeting:

For	Against	Abstain	Broker Non-Votes
3,791,700	46,143	811	2,947,280

3.
Proposal to approve an amendment of the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 1,400,000 to 2,700,000 shares.

For	Against	Abstain	Broker Non-Votes
3,639,208	197,135	2,311	2,947,280

4.	Proposal to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
6,708,687	44,209	33,038	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2016	Resonant Inc.

By:	/s/ John Philpott
John Philpott
Chief Financial Officer

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